Exhibit 99.1

ProPetro Holding Corp. Prices Upsized $600 Million Convertible Senior Notes Offering

MIDLAND, Texas, May 4, 2026, (Business Wire) – ProPetro Holding Corp. (NYSE: PUMP) (together with its subsidiaries, “ProPetro” or the “Company”) today announced the pricing of its previously announced private offering of $600 million aggregate principal amount of 0.00% convertible senior notes due 2031 (the “notes”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offering size was increased from the previously announced offering size of $500 million aggregate principal amount of notes. The issuance and sale of the notes are scheduled to settle on May 7, 2026, subject to customary closing conditions. ProPetro also granted the initial purchasers of the notes an option to purchase, for settlement within a period of 13 calendar days from, and including, the date the notes are first issued, up to an additional $90 million aggregate principal amount of notes.

ProPetro estimates that the net proceeds from the offering will be approximately $581.3 million (or approximately $668.6 million if the initial purchasers fully exercise their option to purchase additional notes), after deducting the initial purchasers’ discounts and commissions and ProPetro’s estimated offering expenses. ProPetro intends to use approximately $32.0 million of the net proceeds to fund the cost of entering into the capped call transactions described below. ProPetro intends to use the remainder of the net proceeds from the offering for general corporate purposes, including to fund growth capital for additional power generation equipment. If the initial purchasers exercise their option to purchase additional notes, then ProPetro intends to use a portion of the additional net proceeds to fund the cost of entering into additional capped call transactions as described below.

The notes will be senior, unsecured obligations of ProPetro. The notes will not bear regular interest, and the principal amount of the notes will not accrete. The notes will mature on November 15, 2031, unless earlier repurchased, redeemed or converted. Before August 15, 2031, noteholders will have the right to convert their notes only upon the occurrence of certain events. From and after August 15, 2031, noteholders may convert their notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. ProPetro will settle conversions of notes by paying or delivering, as applicable, cash, shares of its common stock or a combination of cash and shares of its common stock, par value $0.001 per share (“common stock”) at ProPetro’s election. The initial conversion rate is 43.1616 shares of common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $23.17 per share of common stock. The initial conversion price represents a premium of approximately 37.5% over the last reported sale price of $16.85 per share of ProPetro’s common stock on May 4, 2026. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events.

The notes will be redeemable, in whole or in part (subject to certain limitations), for cash at ProPetro’s option at any time, and from time to time, on or after May 15, 2029 and on or before the 45th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of ProPetro’s common stock exceeds 130% of the conversion price then in effect for a specified period of time and certain other conditions are satisfied. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid special interest and additional interest, if any, to, but excluding, the redemption date.

If a “fundamental change” (as defined in the indenture for the notes) occurs, then, subject to a limited exception, noteholders may require ProPetro to repurchase their notes for cash. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid special interest and additional interest, if any, to, but excluding, the applicable repurchase date.

In connection with the pricing of the notes, ProPetro entered into privately negotiated capped call transactions with one or more of the initial purchasers or their affiliates and/or one or more other financial institutions (the “option counterparties”). The capped call transactions will cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of ProPetro’s common stock initially underlying the notes. If the initial purchasers exercise their option to purchase additional notes, then ProPetro expects to enter into additional capped call transactions with the option counterparties.

The cap price of the capped call transactions will initially be approximately $29.49 per share, which represents a premium of approximately 75.0% over the last reported sale price of ProPetro’s common stock of $16.85 per share on May 4, 2026, and is subject to certain adjustments under the terms of the capped call transactions.

The capped call transactions are expected generally to reduce the potential dilution to ProPetro’s common stock upon any conversion of the notes and/or offset any potential cash payments ProPetro is required to make in excess of the principal amount of converted notes, as the case may be, in the event that the market price per share of ProPetro’s common stock, as measured under the terms of the capped call transactions, is greater than the strike price of the capped call transactions, which initially corresponds to the conversion price of the notes and is subject to anti-dilution adjustments substantially similar to those applicable to the notes. If, however, the market price per share of ProPetro’s common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to ProPetro’s common stock and/or purchase shares of ProPetro’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of ProPetro’s common stock or the notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to ProPetro’s common stock and/or purchasing or selling ProPetro’s common stock or other securities of ProPetro in secondary market transactions following the pricing of the notes and from time to time prior to the maturity of the notes (and (x) are likely to do so during any observation period related to a conversion of notes or following any repurchase of the notes by ProPetro in connection with any fundamental change or following any redemption of the notes and (y) are likely to do so following any other repurchase of notes by ProPetro, if ProPetro elects to unwind a corresponding portion of the capped call transactions in connection with such repurchase). This activity could also cause or avoid an increase or decrease in the market price of ProPetro’s common stock or the notes, which could affect a noteholder’s ability to convert its notes, and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the amount and value of the consideration that noteholders will receive upon conversion of the notes.

The offer and sale of the notes and any shares of ProPetro’s common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This communication does not constitute an offer to sell, or the solicitation of an offer to buy, the securities described herein, nor will there be any sale of these securities, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About ProPetro

ProPetro Holding Corp. is a Midland, Texas-based provider of premium completion services to leading upstream oil and gas companies engaged in the exploration and production of North American unconventional oil and natural gas resources.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. These forward-looking statements include statements regarding the anticipated terms of the notes being offered, the completion, timing and size of the proposed offering, the intended use of the proceeds and the anticipated terms of, and the effects of entering into, the capped call transactions described above. These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” and similar terms and phrases. Forward-looking statements represent ProPetro’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, including market interest rates, the trading price and volatility of ProPetro’s common stock and risks relating to ProPetro’s business, including, but not limited to, those described in periodic reports that ProPetro files from time to time with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and it subsequent Quarterly Reports on Form 10-Q. ProPetro may not consummate the proposed offering described in this communication and, if the proposed offering is consummated, cannot provide any assurances regarding the final terms of the offering or the notes or its ability to effectively apply the net proceeds as described above. The forward-looking statements included in this communication speak only as of the date of this communication, and ProPetro does not undertake to update the statements included in this communication for subsequent developments, except as may be required by law.

Investor Contact:

Matt Augustine

Vice President, Finance and Investor Relations

matt.augustine@propetroservices.com

432-219-7620